Exhibit 4.2

                                                               Execution Version















                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of August 13, 2002

                                     between

                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

                                       and

                               JPMORGAN CHASE BANK
                  (formerly known as The Chase Manhattan Bank),

                as Trustee, Paying Agent, Security Registrar and

                                 Transfer Agent






                           6.10% Senior Notes Due 2027

         SECOND SUPPLEMENTAL INDENTURE, dated as of August 13, 2002 (this "Second Supplemental Indenture"), between IROQUOIS GAS TRANSMISSION SYSTEM, L.P., a limited partnership organized under the laws of the State of Delaware, as issuer (the "Issuer") and JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), as Trustee, Paying Agent, Security Registrar and Transfer Agent under the Original Indenture referred to below (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture dated as of May 30, 2000 (hereinafter called the "Original Indenture", and together with this Second Supplemental Indenture, the "Indenture") to provide for the issuance from time to time of certain of its debt securities;

         WHEREAS, Section 9.1 of the Original Indenture provides, among other things, that the Issuer and the Trustee may enter into indentures supplemental to the Original Indenture without the consent of any Holders, among other things, (i) for the purpose of establishing the form and terms of any series of its debt securities as permitted by Section 2.1 of the Original Indenture and/or
(ii) to add to, change or eliminate any provision of the Original Indenture subject to compliance with the requirements of Section 9.1(j) thereof;

         WHEREAS the Issuer desires to create, pursuant to Section 2.1 of the Original Indenture, a series of debt securities in an aggregate principal amount of $170,000,000 to be designated the "6.10% Senior Notes Due 2027" (such debt securities, as issued on August 13, 2002, the "Notes", which shall constitute "Notes" for the purposes of the Original Indenture and this Second Supplemental Indenture but the use of the term "Notes" in this Second Supplemental Indenture shall (except as otherwise expressly provided in the Original Indenture or herein or unless the context otherwise requires) refer only to the Notes issued pursuant to this Second Supplemental Indenture), and all actions on the part of the Issuer necessary to authorize the issuance of the Notes under the Original Indenture and this Second Supplemental Indenture have been duly taken; and

         WHEREAS, all acts and things necessary to make such Notes, when executed by the Issuer and authenticated and delivered by the Trustee as provided in the Original Indenture, the valid and binding obligations of the Issuer and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been duly done and performed.

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         That in consideration of the premises and of the acceptance and purchase of the Notes by the holders thereof and of the acceptance of this trust by the Trustee, the Issuer covenants and agrees with the Trustee, for the equal benefit of holders of the Notes, as follows:

                                  Article One
                                   Definitions

         The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the form of the Note attached hereto as Exhibit A. The terms used in this Second Supplemental Indenture, or the Original Indenture as they relate to the Notes, which are not defined in the Original Indenture or this Second Supplemental Indenture but which are defined in the Trust Indenture Act, or which are by reference in the Trust Indenture Act defined in the Securities Act (except as otherwise expressly provided in the Indenture or unless the context otherwise requires), shall have the meanings assigned to such terms under the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Second Supplemental Indenture. In addition, for all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise expressly requires, the following terms shall have the respective meanings assigned to them as follows and shall be construed as if defined in Article One of the Original Indenture:

         "Athens Expansion" means the addition of compression capacity and facilities by the Issuer to service the 1,080 MW Athens Power Station in Athens, New York.

         "DTC" means The Depository Trust Company, New York, New York, or its successors.

         "Eastchester Extension" means (i) the addition of compression capacity and gas cooling facilities by the Issuer at multiple new and existing compression station facilities located in New York along the Pipeline and (ii) a pipeline of the Issuer from Northport, Long Island westward through the Long Island Sound and East River to the Hunts Point section of New York City.

         "First Supplemental Indenture" mean that First Supplemental Indenture dated as of May 30, 2000 executed and delivered by the Issuer and the Trustee.

         "Regulation S" means Regulation S under the Securities Act, as such Regulation may be amended from time to time, or under any similar rules or regulations hereafter adopted by the SEC.

         "Restricted Notes Legend" means a legend substantially in the form of the legend identified as such and contained in the form of Notes set forth in Exhibit A hereto.



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

         "Transfer Certificate" means a certificate of transfer satisfactory to the Issuer and the Trustee (as Security Registrar) substantially in the form of Exhibit B hereto.

                                  Article Two
                         Terms and Issuance of the Notes

Section 2.1. Issue of Notes.

         Each of the Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this Second Supplemental Indenture (including the form of Note set forth in Exhibit A attached hereto). The aggregate principal amount of the Notes which may be authenticated and delivered under this Second Supplemental Indenture shall not exceed $170,000,000.

Section 2.2. Interest; Principal; Record Date.

         Interest on the Notes will be payable semi-annually on April 30 and October 31 in each year, commencing April 30, 2003, at a rate of 6.10% per annum, until the principal thereof is paid or made available for payment.

         Principal on the Notes will be payable semi-annually on April 30 and October 31 in each year, commencing April 30, 2008, in accordance with the amortization schedule attached to this Second Supplemental Indenture as Exhibit C and to each Note.

         The interest and principal so payable, and punctually paid or duly provided for, on any Debt Service Payment Date will be paid to the Person in whose name the Notes (or one or more Predecessor Notes) are registered at the close of business on the Regular Record Date for such principal and interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Debt Service Payment Date.

         Any such interest or principal not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name the Notes are registered on the Regular Record Date and may be paid to the Person in whose name such Notes (or one or more Predecessor Notes) are registered at the close of business on the Special Record Date to be fixed by the Issuer, notice whereof shall be given to the Holders of the Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture. The Notes do not have the benefit of any sinking fund, but the principal amount thereof shall amortize as set forth above and in each Note.



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

Section 2.3. Place of Payment.

         The principal of, the premium, if any, and interest on the Notes will be payable at the offices of the Trustee at: 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services (the "Place of Payment").

         The Notes may be surrendered for registration of transfer and exchange at the Place of Payment. Upon receiving the Notes surrendered for registration of transfer or exchange, the Issuer will issue new Notes which will be sent to the Trustee for authentication and delivery as set forth in Section 2.5 of this Second Supplemental Indenture. Notices and demands to or upon the Issuer in respect of the Notes may be served at the Place of Payment.

Section 2.4. Form of the Notes; Incorporation of Terms.

         The Notes offered and sold in their initial distribution in reliance on Rule 144A shall initially be issued in the form of one or more separate Global Notes (each, a "Rule 144A Global Note"), the face and reverse of which shall be substantially in the form set forth in Exhibit A attached hereto, the terms of which are herein incorporated by reference and which are part of this Second Supplemental Indenture. The Notes offered and sold in their initial distribution in reliance on Regulation S shall initially be issued in the form of one or more separate Global Notes (each, a "Regulation S Global Note", and together with all Rule 144A Global Notes, the "Global Notes"), the face and reverse of which shall be substantially in the form set forth in Exhibit A attached hereto. Definitive Notes registered in the name or names of Persons other than the Depositary or its nominee shall only be issued in exchange for any Global Note in the circumstances set forth in Section 2.4(b)(ii) of the Original Indenture and shall be substantially in the form set forth in Exhibit A attached hereto.

Section 2.5. Transfer Restrictions; Exchange of Notes.

         The Notes, as originally issued under this Second Supplemental Indenture, are restricted and may not be transferred except in compliance with the Restricted Notes Legend. The Notes shall bear the Restricted Notes Legend until such time as such Restricted Notes Legend shall be removed by the Issuer
(i) in the case of any Note issued pursuant to Rule 144A, at any time on or after the occurrence of the "Resale Restriction Termination Date" on such Legend and (ii) in the case of any Note issued pursuant to Regulation S at any time on or after the expiration of the "restricted period" (within the meaning of Regulation S) with respect to any such Note. The Issuer shall notify the Trustee of the expiration date of the "restricted period".

         (a) Exchanges between Regulation S Global Note and Rule 144A Global
Note.

         If a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, or if a holder of a beneficial interest in a Regulation S Global Note wishes at any time to transfer such interest to a



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

Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, upon receipt by the Trustee (as Security Registrar) at its Corporate Trust Office of a Transfer Certificate in the appropriate form and:

          (i) written instructions given in accordance with the rules and procedures of the Depositary (together with, as applicable, the rules and procedures of Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"), the "Applicable Procedures") from the respective Person who has an account with the Depositary (each such Person, a "Participant") directing the Depositary to cause to be credited to the account of another Participant a beneficial interest in such Regulation S Global Note or Rule 144A Global Note (as the case may be) equal to that of the beneficial interest in such Rule 144A Global Note or Regulation S Global Note (as the case may be) to be so transferred; and

          (ii) written instructions given in accordance with the Applicable Procedures containing information regarding such other account, as well as the account of Euroclear or Clearstream, Luxembourg (as the case may be) for which such other account is held, to be credited with, and the account of such applicable Participant to be debited for, such beneficial interest;

the Trustee shall (1) reduce or increase (as the case may be) the principal amount of such Rule 144A Global Note, and increase or reduce (as the case may be) the principal amount of such Regulation S Global Note, in each case by an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Note or Regulation S Global Note (as the case may be) to be so transferred, (2) instruct the Depositary to make a corresponding reduction or increase (as the case may be) to the book-entry interests relating to such Global Note and to credit and debit such beneficial interests to the respective accounts specified in the instructions referred to above.

         (b) Exchanging Restricted Definitive Notes for Regulation S Global Note or Rule 144A Global Note.

         If a holder of a Definitive Note bearing the Restricted Note Legend (the "Restricted Definitive Note") wishes to exchange all or part of such Definitive Note for a beneficial interest in a Regulation S Global Note or a beneficial interest in a Rule 144A Global Note or wishes to transfer all or part of such Restricted Definitive Note to a person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note or a Rule 144A Global Note, upon receipt by the Trustee (as Security Registrar) at its Corporate Trust Office of a Transfer Certificate in the appropriate form and:

          (i) the Restricted Definitive Note to be so exchanged or transferred; and

          (ii) written instructions given in accordance with the rules and procedures of the Depositary and the Applicable Procedures from the applicable



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

     Participant directing the Trustee to cancel such Restricted Definitive Note (or part thereof being transferred, so long as the part not being transferred is in the principal amount of authorized denominations of such Restrictive Definitive Note, in which case the Trustee shall issue a new Restricted Definitive Note to the original Holder in the aggregate original principal of the original Restricted Definitive Note not being so transferred) and for the Depositary to cause to be credited to the specified account of the applicable Participant a beneficial interest in such Regulation S Global Note or Rule 144A Global Note (as the case may be) equal to the principal amount of the Restricted Definitive Note so exchanged or transferred;

the Trustee shall (1) cancel such Restricted Definitive Note (or part thereof being transferred, so long as the part not being transferred is in the principal amount of authorized denominations of such Restrictive Definitive Note, in which case the Trustee shall issue a new Restricted Definitive Note to the original Holder in the aggregate original principal of the original Restricted Definitive Note not being so transferred) and (2) instruct the Depositary to make a corresponding increase to the book-entry interests relating to such Regulation S Global Note or Rule 144A Global Note (as the case may be) and to credit such beneficial interests to the respective accounts specified in the instructions referred to above.

         (c) Exchange of Regulation S Global Note or Rule 144A Global Note for Definitive Notes.

         Subject to compliance with Section 2.4(b)(ii) of the Original Indenture (other than clause (C) of such Section 2.4(b)(ii), which clause (C) shall not be applicable to the Notes), if a holder of a beneficial interest in a Regulation S Global Note or a Rule 144A Global Note is required to exchange such interest for one or more Restricted Definitive Notes or to transfer such interest to a person who is required to take delivery thereof in the form of one or more Restricted Definitive Notes, upon receipt by the Trustee (as Security Registrar) at its Corporate Trust Office of a Transfer Certificate in the appropriate form and:

          (i) written instructions given in accordance with the rules and procedures of the Depositary and the Applicable Procedures from the applicable Participant directing the Trustee to authenticate and deliver such Definitive Note or Notes in an aggregate principal equal to that of the beneficial interest in the Regulation S Global Note or Rule 144A Global Note (as the case may be) to be debited and for the Depositary to cause to be debited to the specified account of the applicable Participant a beneficial interest in such Regulation S Global Note or Rule 144A Global Note (as the case may be) equal to the principal amount of the Restricted Definitive Note so exchanged or transferred; such information to contain the name in which such Restricted Definitive Note or Notes are to be registered and the authorized denomination of each such Restricted Definitive Note or Notes; and

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

          (ii) one or more Restricted Definitive Notes issued and duly executed by the Issuer;

the Trustee shall (1) instruct the Depositary to make a corresponding reduction to the book-entry interests relating to such Regulation S Global Note or Rule 144A Global Note (as the case may be) and to debit such beneficial interests to the respective accounts as specified in the written instructions and (2) shall thereupon promptly authenticate and deliver at the Corporate Trust Office (as the office of the Security Registrar), or send by mail (at the risk of the transferee) to such address as the transferee may request, the Restrictive Definitive Note or Notes, registered in the requested name as specified in the written instructions.

         (d) Exchange of Restricted Definitive Notes for other Restricted Definitive Notes.

         A Restricted Definitive Note may be exchanged or transferred in whole or in part in the principal amount of authorized denominations of such Restricted Definitive Note, upon receipt by the Trustee (as Security Registrar) at its Corporate Trust Office of: (i) in the case of an exchange, a written request for exchange, (ii) a Transfer Certificate in the appropriate form, and
(iii) a new Restricted Definitive Note issued and duly executed by the Issuer. In exchange for any Restricted Definitive Note properly presented for exchange or transfer, the Trustee shall promptly authenticate and deliver at the Corporate Trust Office (as the office of the Security Registrar), or send by mail (at the risk of the holder (in the case of exchanges only) or transferee) to such address as the holder (in the case of exchanges only) or transferee may request another Restricted Definitive Note or Notes, registered in the name of such holder or transferee, for the same aggregate principal amount that was exchanged or transferred.

                                 Article Three
                      Amendments to the Original Indenture

Section 3.1. Amendments to the Original Indenture.

         The Issuer covenants and agrees for the benefit of the Holders of the Notes only that, for so long as any Note is Outstanding under this Second Supplemental Indenture, it shall observe the following modifications to certain definitions and affirmative covenants contained in the Original Indenture, but only with respect to the Notes:

         (a) Definitions.

         For the avoidance of doubt, the phrase "... and any future expansions or extensions of these facilities" in the definition of "Pipeline" in Section
1.1 of the Original Indenture shall include the Eastchester Extension and the Athens Expansion.



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

         (b) Financial Statements and Other Information.

         The reference to "90 days," in Section 6.1(d)(i) and 6.1(f) of the Original Indenture, and to "45 days" in Section 6.1(d)(ii) of the Original Indenture shall be references to such shorter period or fewer number of days as is mandated by law or by the SEC by rulemaking or regulation, or otherwise as the time period by which Exchange Act reporting issuers are required to file their annual report and quarterly reports, respectively, pursuant to Section 13(a) or 15(d) of the Exchange Act. The Issuer shall promptly notify the Trustee of any change in its reporting requirements resulting from the operation of this clause (b). The Issuer shall provide copies of the reports and other information required to be delivered to the Trustee pursuant to Section 6.1(d) and 6.1(f) of the Original Indenture to any beneficial holder of Notes that so requests of the Issuer.

         (c) Maintenance of Insurance.

         Section 6.1(i) of the Original Indenture is hereby deleted in its entirety and is hereby replaced with the following:

               (i) Maintenance of Insurance. The Issuer shall provide or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by companies similarly situated in the industry in which the Issuer or the Subsidiaries are then conducting business and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for companies similarly situated in the industry in which the Issuer or the Subsidiaries are then conducting business and owning like properties.

         (d) SEC Reports and Reports to Holders.

         Section 6.1(j) of the Original Indenture is hereby deleted in its entirety and is hereby replaced with the following:

               (j) SEC Reports and Reports to Holders. The Issuer shall continue to file with the SEC all such reports and other information that the Issuer is required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act as a United States issuer. For so long as the Issuer is required to file such reports and/or other information with the SEC, the Issuer shall supply to the Trustee and each Holder of the Notes (including each beneficial holder of the Notes so requesting) or shall supply to the Trustee for forwarding to each such Holder or beneficial holder together with written directions to forward such reports and/or other information to such Holder or beneficial holder, without cost to such Holder (including any such beneficial holder), copies of such reports and/or other



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

          information. If at any time the Issuer is not required to file such reports and/or other information with the SEC and for so long as any Note remains Outstanding, the Issuer shall nonetheless continue to supply to the Trustee and each Holder of such Notes (including each beneficial holder of the Notes so requesting) or shall supply to the Trustee for forwarding to each such Holder or beneficial holder together with written directions to forward such reports and/or other information to such Holder or beneficial holder, without cost to such Holder (including any such beneficial holder), reports and/or other information that are substantially similar to the reports and/or other information that the Issuer otherwise would have been required to file with the SEC under Section 13(a) or 15(d) of the Exchange Act as a United States issuer within the time specified by the Exchange Act.

                                  Article Four
                                   Depositary

Section 4.1. Depositary.

         DTC or its nominee will be the Depositary.

         The Global Notes may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or a nominee of a successor Depositary.

                                  Article Five
                                 Miscellaneous

Section 5.1. Execution of Supplemental Indenture.

         This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof. The Notes executed, authenticated and delivered under this Second Supplemental Indenture constitute a series and shall not be considered to be a part of the series executed, authenticated and delivered under the First Supplemental Indenture or any other supplemental indenture entered into pursuant to the Original Indenture.

Section 5.2. Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture, or would be required to be included in this Second Supplemental Indenture if the Trust Indenture Act applied to this Second Supplemental Indenture, by any of the provisions of the Trust Indenture Act, such provision of the Trust Indenture Act shall control.

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

Section 5.3. Effect of Headings.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.4. Successors and Assigns.

         All covenants and agreements in this Second Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 5.5. Severability Clause.

         In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.6. Benefit of Second Supplemental Indenture.

         Nothing in this Second Supplemental Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

Section 5.7. Execution and Counterparts.

         This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5.8. Original Indenture.

         Other than as modified, amended or supplemented pursuant to the terms of this Second Supplemental Indenture, with respect to the Notes, the Original Indenture shall remain in full force and effect in accordance with its terms as it relates to all Outstanding Notes, including the Notes.

Section 5.9. GOVERNING LAW.

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.10. Recitals, etc.

         The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.


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


         IN WITNESS WHEREOF, the parties hereof have caused this Second Supplemental Indenture to be duly executed by their respective officers, directors or signatories duly authorized thereto, all as of the day and year first above written.


                                   IROQUOIS GAS TRANSMISSION
                                      SYSTEM, L.P., as the Issuer

                                   By: Iroquois Pipeline Operating Company,
                                       as Agent of the Issuer


                                   By:   /s/ Craig R. Frew
                                      ------------------------------------------
                                      Name:     Craig R. Frew
                                      Title:    President


                                   By:   /s/ Paul Bailey
                                      ------------------------------------------
                                      Name:     Paul Bailey
                                      Title:    Vice President and Chief
                                                    Financial Officer


                                   JPMORGAN CHASE BANK,
                                   as Trustee, Paying Agent, Security Registrar
                                           and Transfer Agent



                                   By:   /s/ Denise S. Moore
                                      ------------------------------------------
                                       Title:     Assistant Vice President



                         [Second Supplemental Indenture]